UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Avon Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	I-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nunn Mills Road, Northampton NN1 5PA

United Kingdom

(Address of Principal Executive Offices)

+44-1904-232425

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the redemption in full by Avon Products, Inc. (“Avon”) of its 5.000% Senior Notes due 2023 on May 20, 2022, Avon Cosmetics Limited, a subsidiary of Avon, issued a US$115,000,000 promissory note in favor of Natura &Co Luxembourg Holdings S.à.r.l. (“Natura &Co Luxembourg”) on June 29, 2022 (the “Promissory Note”). Natura &Co Luxembourg is a subsidiary of Avon’s parent company, Natura &Co Holding S.A.. The Promissory Note accrues interest at a rate equal to 6.51% per annum and matures on June 28, 2029.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Promissory Note dated as of June 29, 2022 between Avon Cosmetics Limited and Natura &Co Luxembourg Holdings S.à.r.l.

Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2022

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: VP, General Counsel and Corporate Secretary